Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Global Tactical Opportunities Plus Fund


Nuveen Investment Trust
811-07619


We hereby incorporate by reference a new
Investment Advisory agreement, and a new Sub-
Advisory Agreement filed as Exhibit 99D.1 and
99D.2, and Exhibit D.6, under Conformed
Submission Type 485BPOS, accession number
0001193125-14-384553, on October 28, 2014.